UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2009

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 13, 2009, Energy XXI Gulf Coast, Inc. (“EXXI Gulf Coast”), an indirect and wholly-owned subsidiary of Energy XXI (Bermuda) Limited (the “Company”) completed an exchange offer and consent solicitation (the “Exchange Offer”) in respect of its 10% Senior Notes due 2013 (the “Senior Notes”) pursuant to which EXXI Gulf Coast accepted for exchange $347,500,000 principal amount of outstanding Senior Notes properly tendered and not validly withdrawn for an aggregate principal amount of $278,000,000 of EXXI Gulf Coast’s newly issued 16% Second Lien Junior Secured Notes due 2014 (the "Second Lien Notes").  The Second Lien Notes issued in the Exchange Offer were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder.

In conjunction with the Exchange Offer, EXXI Gulf Coast also received the consents from holders of the required principal amount of the Senior Notes to certain proposed amendments to the indenture under which the Senior Notes were issued, which modified certain of the restrictive covenants in that indenture in order to permit the issuance of the Second Lien Notes.

In connection with the Exchange Offer, EXXI Gulf Coast, the Company, Energy XXI USA, Inc. (the “Direct Parent”) and certain subsidiary guarantors entered into a purchase agreement, which has previously been filed by the Company in a Current Report on Form 8-K, with a limited number of qualified institutional buyers (as defined in Rule 144A under the Securities Act) and institutional accredited investors (the “Initial Purchasers”) for the sale of an aggregate $60,000,000 principal amount of Second Lien Notes and 13,224,720 shares of the Company’s common stock, par value $0.001, (the “Concurrent Private Placement”).  The Second Lien Notes issued in the Concurrent Private Placement were exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

After giving effect to the Exchange Offer and the Concurrent Private Placement, EXXI Gulf Coast has $276,500,000 of Senior Notes and $338,000,000 of Second Lien Notes outstanding.

Indenture.

On November 13, 2009, in connection with the issuance of $338,000,000 aggregate principal amount of Second Lien Notes in the Exchange Offer and Concurrent Private Placement, EXXI Gulf Coast, the Company, the Direct Parent and certain subsidiaries entered into an Indenture dated as of November 12, 2009 governing the Second Lien Notes with Wells Wilmington Trust, FSB, as trustee (the “Indenture”).

The Second Lien Notes are general secured obligations and bear interest at the rate of 16% per annum, consisting of (i) 14% payable in cash and (ii) 2% payable by either increasing the outstanding principal amount of the applicable series or by issuing additional Second Lien Notes of the applicable series (the “PIK Interest”), in each case payable on June 15 and December 15 of each year, beginning on December 15, 2009.  The Second Lien Notes will mature on June 15, 2009.

The obligations under the Second Lien Notes are guaranteed by the following: (i) a guarantee by the Direct Parent, with recourse limited to its ownership of 100% of  EXXI Gulf Coast’s outstanding capital stock; (ii) the full and unconditional guarantee of the Company; and (iii) the full and unconditional guarantee of each of EXXI Gulf Coast’s subsidiaries (the “Subsidiaries,” and together with the Direct Parent and the Company, the “Guarantors” and the guarantees of Second Lien Notes by the Guarantors, collectively, the “Guarantees”).  If any party becomes a new guarantor under EXXI Gulf Coast’s Amended and Restated First Lien Credit Agreement dated as of June 8, 2007 among EXXI Gulf Coast, as borrower, the various lenders named therein, and The Royal Bank of Scotland plc, as administrative agent, as amended, restated, modified or refinanced from time to time (the “Credit Agreement”) or the Senior Notes, such party will also become a guarantor of the Second Lien Notes.

Both the Second Lien Notes and the Guarantees (other than that of the Company) for the Second Lien Notes are secured by a second priority lien subject to permitted prior liens on the same collateral that secures EXXI Gulf Coast’s obligations under the Credit Agreement.  Such collateral generally consists of the following property (collectively, the “Collateral”): (i) substantially all of the assets of EXXI Gulf Coast and the Subsidiaries, (ii) the Direct Parent’s pledge of 100% of EXXI Gulf Coast’s issued and outstanding capital stock, (iii) any assets substituted for such Collateral and (iv) and proceeds of the foregoing.

The Second Lien Notes and Guarantees of the Second Lien Notes rank: (i) subordinated in right of payment to indebtedness under the Credit Agreement, including refinancings of such indebtedness; (ii) pari passu in right of payment with all of EXXI Gulf Coast’s existing and future indebtedness that is not subordinated, including the Senior Notes; and (iii) senior in right of payment to any subordinated indebtedness.  The Second Lien Notes also are subordinated in priority to indebtedness under the Credit Agreement to the extent of the collateral.

EXXI Gulf Coast may, at its option, redeem:

(i) some or all of the Second Lien Notes at any time or from time to time prior to June 15, 2011, at a price equal to 100% of the principal amount of the Second Lien Notes plus a premium equal to the greater of (x) 1.0% of the principal amount of such note and (y) the excess of (A) the present value at such time of (1) redemption price of such note as of June 15, 2011 (without regard to accrued and unpaid interest) plus (2) all required interest payments due on such note through June 15, 2011, computed using a discount rate equal to the treasury rate plus 50 basis points, over (B) the principal amount of such note, plus accrued and unpaid interest, if any;

(ii) up to 35% of the Second Lien Notes at any time or from time to time prior to June 15, 2011, using the proceeds of certain equity offerings at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any;

(iii) some or all of the Second Lien Notes at any time or from time to time on or after June 15, 2011 and prior to June 15, 2012 at a price equal to 106.5% of the principal amount of the Second Lien Notes, plus any accrued and unpaid interest, if any;

(iv) some or all of the Second Lien Notes at any time or from time to time on or after June 15, 2012 and prior to June 15, 2013 at a price equal to 103.25% of the principal amount of the Second Lien Notes, plus any accrued and unpaid interest, if any; and

(v) some or all of the Second Lien Notes at any time or from time to time on or after June 15, 2013 at a price equal to 100% of the principal amount of the Second Lien Notes, plus any accrued and unpaid interest, if any.

EXXI Gulf Coast must offer to purchase the Second Lien Notes at a price equal to 101% of the principal amount of the Second Lien Notes upon certain kinds of changes of control and at a price equal to par plus accrued and unpaid interest, if any, upon sales of certain assets.

The Indenture restricts the ability of EXXI Gulf Coast and the ability of the Subsidiaries to: (i) incur or assume additional debt or provide guarantees in respect of obligations of other persons; (ii) issue redeemable stock and preferred stock, (iii) pay dividends or distributions or redeem or repurchase capital stock; (iii) prepay, redeem or repurchase debt; (iv) make loans and investments; (v) incur certain liens; (vi) impose limitations on dividends, loans or asset transfers from our subsidiaries; (vii) sell or otherwise dispose of assets, including capital stock of subsidiaries; (viii) consolidate or merge with or into, or sell substantially all of our assets to, another person; (ix) enter into transactions with affiliates; and (x) impair the security interest in the Collateral.

The Indenture specifies a number of events of default (some of which are subject to applicable cure periods), including among others, the failure to make payments when due, noncompliance with covenants, defaults under other agreements or instruments of indebtedness and the occurrence of certain bankruptcy proceedings.  In the case of an event of default arising from certain events of bankruptcy or certain failures relating to the security interests or the Guarantees, all of the outstanding Second Lien Notes will become due and payable immediately without further action or notice.  If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Second Lien Notes may declare all the Second Lien Notes to be due and payable immediately.

Registration Rights Agreement.

On November 13, 2009, EXXI Gulf Coast, the Company, the Direct Parent and certain subsidiary guarantors entered into a Registration Rights Agreement dated as of November 12, 2009 (the “Registration Rights Agreement”) with the Initial Purchasers providing the holders of the Second Lien Notes certain rights relating to registration of the Second Lien Notes under the Securities Act.  Within 180 days of issuing the Second Lien Notes EXXI Gulf Coast is required to file a registration statement (and use all reasonable efforts to keep effective) with the Securities and Exchange Commission (the “SEC”) in order to register exchange notes (and related guarantees) having substantially identical terms as the Second Lien Notes (and related guarantees) under the Securities Act.  If a registration statement is not filed by such a date (“Registration Default”), EXXI Gulf Coast will be required to pay cash interest at a 50 basis point premium over and above the stated 14% cash interest on the Second Lien Notes (the “Penalty Interest”) plus the stated PIK Interest on the Second Lien Notes, until such Registration Default is cured.  The Penalty Interest will increase by an additional 50 basis point premium for each 60-day period which passes until all Registration Defaults are cured; provided that the Penalty Interest will not exceed a 150 basis points premium.

The foregoing summary is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1
Indenture, dated as of November 12, 2009, among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, Energy XXI USA, Inc., Energy XXI GOM, LLC, Energy XXI Texas Onshore, LLC, Energy XXI Onshore, LLC and Wilmington Trust FSB, as trustee.

Exhibit 4.2
Registration Rights Agreement, dated November 12, 2009, among Energy XXI Gulf Coast, Inc., Energy XXI (Bermuda) Limited, Energy XXI USA, Inc., Energy XXI GOM, LLC, Energy XXI Texas Onshore, LLC, Energy XXI Onshore, LLC and the purchasers listed on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By:	/s/ David West Griffin
Name:	David West Griffin
Title:	Chief Financial Officer

November 19, 2009